Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2014

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION

BLUE CAPITAL RE LTD.	BERMUDA
BLUE CAPITAL RE ILS LTD.	BERMUDA